 Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED OCTOBER 5, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from September 1, 2015 to September 30, 2015.

The following table sets forth our NAV per Common Share for each business day in September commencing on September 1, 2015.

Date	NAV per Common Share
September 1, 2015	$12.49
September 2, 2015	$12.49
September 3, 2015	$12.49
September 4, 2015	$12.49
September 7, 2015	$12.49
September 8, 2015	$12.49
September 9, 2015	$12.49
September 10, 2015	$12.49
September 11, 2015	$12.49
September 14, 2015	$12.49
September 15, 2015	$12.49
September 16, 2015	$12.49
September 17, 2015	$12.49
September 18, 2015	$12.49
September 21, 2015	$12.49
September 22, 2015	$12.49
September 23, 2015	$12.49
September 24, 2015	$12.49
September 25, 2015	$12.49
September 28, 2015	$12.49
September 29, 2015	$12.49
September 30, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.